Exhibit 10.1

Summary of Comprehensive Credit Facility Agreement of Maximum Amount (Comprehensive Agreement) entered into between Shenzhen BAK Battery Co., Ltd (“the Company”) and Shenzhen Branch, China CITIC Bank (“the Creditor”) on March 14, 2007.

Summary of main contents:

•	Contract number: No. 2007Shenyin sun’ezi 002

•	Maximum amount for credit facilities to be provided: RMB 200 million;

•	Loan Term: from March 14, 2007 to March 14, 2008;

•	Interest rate of loan shall be subject to each loan agreement/contract to be signed;

•	The Company shall apply for using the credit facilities within three months, otherwise, the Creditor is eligible to terminate all/part of the credit facility under the agreement;

•	Adjustment of credit can be made by the Creditor under the any of the following:

(i)	The industry the Company locates severely deteriorates;

(ii)	The Company does not provide true financial statement and other material information relating to its business;

(iii)	The Company suffers severe operational risk or its financial situation severely deteriorates;

(iv)	The Company does not accept related settlement service and deposit service offered by the Creditor.

(v)	The Company shall not change the use of loan without prior consent of the Creditor;

(vi)	The Company defaults the repayment of the credit facility offered by the Creditor;

(vii)	Without prior consent of the Creditor, the Company implements or commences to implement, among other things, any merger, split or joint venture that could influence the right of the Creditor.

(viii)	The Company is involved in any material litigation or arbitration;

(ix)	The officers of the Company are involved in material corruption, bribery, malpractice or other illegal case;

(x)	The Company does not implement its obligations under Comprehensive Agreement or loan agreements executed under Comprehensive Agreement;

(xi)	The Company is in breach of any contract signed with any other creditor.

•
Breach of contract penalty: cancellation or reduction of credit, cancellation of unused credit; demand prepayment of loan and other measures; demand additional guaranty, or take other measures that is necessary to secure the Creditor’s rights; deduct the loan payment from the Company’s other accounts at the Creditor and its affiliates.

Headlines of articles omitted:

•	Credit amounts and types

•	Use of the line of credit

•	Representations and undertakings of the Creditor

•	Representations and undertakings of the Company

•	Adjustment or cancellation of the line of credit

•	Guaranty of contract Breach of contract penalty

•	Effectiveness, amendment or expiry

•	Dispute settlement Miscellaneous